NEWS RELEASE
Media Contact:
Phil Hughes
AMD Communications
512-865-9697
phil.hughes@amd.com

Investor Contact:
Liz Stine
AMD Investor Relations
720-652-3965
liz.stine@amd.com

AMD Reports Second Quarter 2025 Financial Results

SANTA CLARA, Calif. ― August 5, 2025 ― AMD (NASDAQ:AMD) today announced financial results for the second quarter of 2025. Second quarter revenue was a record $7.7 billion, gross margin was 40%, operating loss was $134 million, net income was $872 million and diluted earnings per share was $0.54. On a non-GAAP(*) basis, gross margin was 43%, operating income was $897 million, net income was $781 million and diluted earnings per share was $0.48. As previously announced, our second quarter results were impacted by the U.S. Government's export control on our AMD Instinct™ MI308 data center GPU products. For the quarter, these restrictions led to approximately $800 million in inventory and related charges. Excluding these charges, non-GAAP gross margin would have been approximately 54%.

“We delivered strong revenue growth in the second quarter led by record server and PC processor sales,” said Dr. Lisa Su, AMD Chair and CEO. “We are seeing robust demand across our computing and AI product portfolio and are well positioned to deliver significant growth in the second half of the year, driven by the ramp of our AMD Instinct MI350 series accelerators and ongoing EPYC and Ryzen processor share gains.”

“We achieved 32% year-over-year revenue growth and generated record free cash flow this quarter, reflecting our disciplined execution,” said Jean Hu, AMD EVP, CFO and Treasurer. “Our strategic investments across hardware, software and systems position us well to support robust future growth and drive long-term shareholder value.”

GAAP Quarterly Financial Results

	Q2 2025	Q2 2024	Y/Y	Q1 2025	Q/Q
Revenue ($M)	$7,685	$5,835	Up 32%	$7,438	Up 3%
Gross profit ($M)	$3,059	$2,864	Up 7%	$3,736	Down 18%
Gross margin	40%	49%	Down 9 ppts	50%	Down 10 ppts
Operating expenses ($M)	$3,193	$2,595	Up 23%	$2,930	Up 9%
Operating income (loss) ($M)	$(134)	$269	Down 150%	$806	Down 117%
Operating margin	(2)%	5%	Down 7 ppts	11%	Down 13 ppts
Net income ($M)	$872	$265	Up 229%	$709	Up 23%
Diluted earnings per share	$0.54	$0.16	Up 238%	$0.44	Up 23%

Non-GAAP(*) Quarterly Financial Results

	Q2 2025	Q2 2024	Y/Y	Q1 2025	Q/Q
Revenue ($M)	$7,685	$5,835	Up 32%	$7,438	Up 3%
Gross profit ($M)	$3,326	$3,101	Up 7%	$3,992	Down 17%
Gross margin	43%	53%	Down 10 ppts	54%	Down 11 ppts
Operating expenses ($M)	$2,429	$1,837	Up 32%	$2,213	Up 10%
Operating income ($M)	$897	$1,264	Down 29%	$1,779	Down 50%
Operating margin	12%	22%	Down 10 ppts	24%	Down 12 ppts
Net income ($M)	$781	$1,126	Down 31%	$1,566	Down 50%
Diluted earnings per share	$0.48	$0.69	Down 30%	$0.96	Down 50%

Segment Summary
•Data Center segment revenue was $3.2 billion, up 14% year-over-year primarily driven by strong demand for AMD EPYC™ processors more than offsetting headwinds impacting AMD Instinct MI308 shipments to China.
•Client and Gaming segment revenue was $3.6 billion, up 69% year-over-year. Client revenue was a record $2.5 billion, up 67% year-over-year primarily driven by strong demand for the latest “Zen 5” AMD Ryzen™ desktop processors and a richer product mix. Gaming revenue was $1.1 billion, up 73% year-over-year driven by an increase in semi-custom revenue and strong AMD Radeon™ GPU demand.
•Embedded segment revenue was $824 million, down 4% year-over-year as demand in end markets remained mixed.

Recent PR Highlights
•At Advancing AI 2025, AMD announced its latest AI solutions, roadmap and vision for an open AI ecosystem alongside partners including Meta, OpenAI, xAI, Oracle and Microsoft. Event announcements included:

◦AMD Instinct MI350 Series GPUs and systems, with leadership performance, efficiency and scalability for generative AI and high-performance computing.
◦Next-generation “Helios” rack-scale solution powered by AMD Instinct MI400 GPUs, AMD EPYC “Venice” CPUs and AMD Pensando™ “Vulcano” NICs.
◦AMD ROCm™ 7 platform, the newest version of the AMD open-source AI software stack, delivering expanded support, tools and enterprise capabilities.
◦The AMD Developer Cloud, a platform to provide open-source contributors and developers with on-demand access to high-performance AMD Instinct MI300X GPUs.
•Strategic AMD partners announced data center and AI infrastructure and services powered by AMD Instinct GPUs and EPYC CPUs:
◦HUMAIN and AMD announced a strategic collaboration to advance global AI infrastructure by deploying 500 megawatts of AI compute capacity over the next five years.
◦Red Hat and AMD expanded their strategic collaboration to deliver high-performance AI inference with vLLM on AMD Instinct GPUs along with Red Hat OpenShift Virtualization on AMD EPYC CPUs for optimized enterprise application deployment across the hybrid cloud.
◦AMD and KDDI announced an agreement to leverage 4th Gen AMD EPYC CPUs for its advanced 5G virtualized network.
◦Nokia will use 5th Gen AMD EPYC processors to power its Nokia Cloud Platform, bringing leadership performance and performance-per-watt to next-generation telecom infrastructure.
◦Dell announced the new Dell AI platform including the Dell PowerEdge XE9785 and XE9785L servers that maximize performance and efficiency with AMD Instinct MI350 Series GPUs and AMD EPYC CPUs.
◦AMD announced the availability of the AMD EPYC 4005 Series processors designed to deliver enterprise-class features and leadership performance for growing businesses and hosted IT service providers.
•AMD now powers 172 supercomputers on the latest Top500 Supercomputers list, including the top two – El Capitan and Frontier – and 12 of the top 20 systems on the Green500 list.
•AMD expanded its CPU and GPU portfolio for gamers, creators and developers:
◦AMD announced the AMD Ryzen Threadripper™ 9000WX and Ryzen Threadripper PRO 9000X Series processors enabling leadership workstation compute for the most demanding workloads.
◦AMD launched the Radeon RX 9060 XT with leadership gaming performance-per-dollar.

◦AMD announced the AMD Radeon AI PRO R9700 GPU, designed for local AI inference, model finetuning and complex creative workloads, with scalability for multi-GPU systems.
•AMD is continuing to expand its portfolio of leadership embedded solutions for a broad set of markets:
◦Began shipments of the first AMD Spartan™ UltraScale+™ FPGA devices, delivering performance, low power, security features and reliability for cost-sensitive edge applications.
◦Bosch and AMD are collaborating on next-generation robotaxi services in Europe which includes a pilot program leveraging the AMD Versal™ device to support security and real-time encryption.
•AMD announced that it has entered into a definitive agreement to sell ZT Systems’ data center infrastructure manufacturing business to Sanmina for $3 billion in cash and stock, inclusive of a contingent payment of up to $450 million. As part of the transaction, Sanmina will become a preferred new product introduction manufacturing partner for AMD cloud rack and cluster-scale AI solutions. The transaction is expected to close near the end of 2025, subject to regulatory approvals and customary closing conditions.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the third quarter of 2025, AMD expects revenue to be approximately $8.7 billion, plus or minus $300 million. At the mid-point of the revenue range, this represents year-over-year growth of approximately 28% and sequential growth of approximately 13%. Non-GAAP gross margin is expected to be approximately 54%. Our current outlook does not include any revenue from AMD Instinct MI308 shipments to China as our license applications are currently under review by the U.S. Government.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter 2025 financial earnings results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024
GAAP gross profit	$3,059	$3,736	$2,864
GAAP gross margin	40%	50%	49%
Stock-based compensation	6	5	5
Amortization of acquisition-related intangibles	260	251	231
Acquisition-related and other costs (1)	1	—	1
Non-GAAP gross profit	$3,326	$3,992	$3,101
Non-GAAP gross margin	43%	54%	53%

GAAP operating expenses (2)	$3,193	$2,930	$2,595
GAAP operating expenses/revenue %	42%	39%	44%
Stock-based compensation	363	359	341
Amortization of acquisition-related intangibles	308	316	372
Acquisition-related and other costs (1)	93	42	45
Non-GAAP operating expenses (2)	$2,429	$2,213	$1,837
Non-GAAP operating expenses/revenue %	32%	30%	31%

GAAP operating income (loss)	$(134)	$806	$269
GAAP operating margin	(2)%	11%	5%
Stock-based compensation	369	364	346
Amortization of acquisition-related intangibles	568	567	603
Acquisition-related and other costs (1)	94	42	46
Non-GAAP operating income	$897	$1,779	$1,264
Non-GAAP operating margin	12%	24%	22%

	Three Months Ended
	June 28, 2025		March 29, 2025		June 29, 2024
GAAP net income / earnings per share	$872	$0.54	$709	$0.44	$265	$0.16
(Gains) losses on equity investments, net	(61)	(0.04)	2	—	—	—
Stock-based compensation	369	0.23	364	0.22	346	0.21
Equity income in investee	(8)	—	(7)	—	(7)	—
Amortization of acquisition-related intangibles	568	0.35	567	0.35	603	0.37
Acquisition-related and other costs (1)	96	0.05	42	0.03	46	0.03
Release of reserves for uncertain tax positions (3)	(853)	(0.52)	—	—	—	—
Income tax provision	(98)	(0.06)	(111)	(0.08)	(127)	(0.08)
Income from discontinued operations, net of tax (4)	(104)	(0.07)	—	—	—	—
Non-GAAP net income / earnings per share	$781	$0.48	$1,566	$0.96	$1,126	$0.69

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges and workforce rebalancing charges.
(2) Effective first quarter of 2025, licensing gain is reclassified against Marketing, general and administrative expenses as the amounts were immaterial.
(3) Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by IRS in Q2'25.
(4) Income from discontinued operations is related to ZT Systems' manufacturing business which is classified as held-for-sale.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(Millions) (Unaudited)
Three Months Ended
June 28, 2025
GAAP gross profit	$3,059
GAAP gross margin	40%
Stock-based compensation, amortization of acquisition-related intangibles, acquisition-related and other costs	267
Inventory and related charges associated with U.S. export restrictions	800
Non-GAAP gross profit (as adjusted to exclude inventory and related charges associated with U.S. export restrictions)	$4,126
Non-GAAP gross margin (as adjusted to exclude inventory and related charges associated with U.S. export restrictions)	54%

About AMD
For more than 55 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD’s ability to position itself to deliver significant growth in second half 2025; AMD’s ability to position itself to support robust future growth and deliver long-term shareholder value based on its strategic investments; AMD’s anticipated sale of ZT Group Int’l, Inc.’s (ZT Systems) data center infrastructure manufacturing business and expected benefits and timing of the transaction; AMD’s expected third quarter 2025 financial outlook, including revenue and non-GAAP gross margin; and the expected impact of export licensing requirements on AMD, including on its revenues and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, tariffs and trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes, the revolving credit agreement and the ZT Systems credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses, including ZT Systems; AMD’s ability to complete the sale of ZT Systems' manufacturing business; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. Additionally, AMD has provided an adjusted non-GAAP gross profit and gross margin which excludes the inventory and related charges associated with U.S. export restrictions. AMD also provides adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of August 5, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2025 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, AMD Instinct, EPYC, Pensando, Radeon, ROCm, Ryzen, Spartan, Threadripper, Ultrascale+, Versal and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net revenue	$7,685	$7,438	$5,835	$15,123	$11,308
Cost of sales	4,366	3,451	2,740	7,817	5,423
Amortization of acquisition-related intangibles	260	251	231	511	461
Total cost of sales	4,626	3,702	2,971	8,328	5,884
Gross profit	3,059	3,736	2,864	6,795	5,424
Gross margin	40%	50%	49%	45%	48%
Research and development	1,894	1,728	1,583	3,622	3,108
Marketing, general and administrative	991	886	640	1,877	1,247
Amortization of acquisition-related intangibles	308	316	372	624	764
Total operating expenses	3,193	2,930	2,595	6,123	5,119
Operating income (loss)	(134)	806	269	672	305
Interest expense	(38)	(20)	(25)	(58)	(50)
Other income (expense), net	98	39	55	137	108
Income (loss) from continuing operations before income taxes and equity income	(74)	825	299	751	363
Income tax provision (benefit)	(834)	123	41	(711)	(11)
Equity income in investee	8	7	7	15	14
Income from continuing operations, net of tax	768	709	265	1,477	388
Income from discontinued operations, net of tax	104	—	—	104	—
Net income	$872	$709	$265	$1,581	$388
Earnings per share:
Earnings from continuing operations - basic	$0.47	$0.44	$0.16	$0.91	$0.24
Earnings from discontinued operations - basic	$0.07	$—	$—	$0.07	$—
Basic earnings per share	$0.54	$0.44	$0.16	$0.98	$0.24

Earnings from continuing operations - diluted	$0.47	$0.44	$0.16	$0.91	$0.24
Earnings from discontinued operations - diluted	$0.07	$—	$—	$0.06	$—
Diluted earnings per share	$0.54	$0.44	$0.16	$0.97	$0.24
Shares used in per share calculation
Basic	1,623	1,620	1,618	1,621	1,617
Diluted	1,630	1,626	1,637	1,628	1,638

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	June 28, 2025	December 28, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,442	$3,787
Short-term investments	1,425	1,345
Accounts receivable, net	5,115	6,192
Inventories	6,677	5,734
Assets held for sale	4,326	—
Prepaid expenses and other current assets	2,534	1,991
Total current assets	24,519	19,049
Property and equipment, net	2,128	1,802
Goodwill	25,083	24,839
Acquisition-related intangibles, net	17,812	18,930
Deferred tax assets	860	688
Other non-current assets	4,418	3,918
Total Assets	$74,820	$69,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,080	$2,466
Accrued liabilities	4,479	4,260
Liabilities held for sale	1,968	—
Other current liabilities	316	555
Total current liabilities	9,843	7,281
Long-term debt	3,218	1,721
Long-term operating lease liabilities	668	491
Deferred tax liabilities	341	349
Other long-term liabilities	1,085	1,816

Stockholders' equity:
Capital stock:
Common stock, par value $0.01	17	17
Additional paid-in capital	62,228	61,362
Treasury stock, at cost	(6,535)	(6,106)
Retained earnings	3,945	2,364
Accumulated other comprehensive income (loss)	10	(69)
Total stockholders' equity	$59,665	$57,568
Total Liabilities and Stockholders' Equity	$74,820	$69,226

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$872	$265	$1,581	$388
Income from discontinued operations, net of tax	(104)	—	(104)	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	189	166	364	328
Amortization of acquisition-related intangibles	568	603	1,135	1,225
Stock-based compensation	369	346	733	717
Deferred income taxes	(33)	(190)	(200)	(256)
Release of reserves for uncertain tax positions	(853)	—	(853)	—
Inventory loss at contract manufacturer	—	—	—	65
Other	(10)	11	29	15
Changes in operating assets and liabilities:
Accounts receivable, net	330	(661)	1,078	252
Inventories	(261)	(342)	(943)	(710)
Prepaid expenses and current assets	(140)	45	(377)	(874)
Accounts payable	836	262	547	(299)
Accrued and other liabilities	(301)	88	(589)	263
Net cash provided by operating activities of continuing operations	1,462	593	2,401	1,114
Net cash provided by operating activities of discontinued operations	549	—	549	—
Net cash flows provided by operations	2,011	593	2,950	1,114
Cash flows from investing activities:
Purchases of property and equipment	(282)	(154)	(494)	(296)
Purchases of short-term investments	(492)	(132)	(796)	(565)
Proceeds from maturity of short-term investments	318	761	683	1,202
Proceeds from sale of short-term investments	15	—	48	2
Purchases of strategic investments	(119)	(90)	(358)	(94)
Acquisitions, net of cash acquired	(1,716)	—	(1,716)	—
Other	—	1	—	2
Net cash (used in) provided by investing activities of continuing operations	(2,276)	386	(2,633)	251
Net cash (used in) investing activities of discontinued operations	(22)	—	(22)	—
Net cash flows (used in) provided by investing activities	(2,298)	386	(2,655)	251
Cash flows from financing activities:
Proceeds from debt and commercial paper issuance, net of issuance costs	—	—	2,441	—
Repayment of debt and commercial paper	(950)	(750)	(950)	(750)
Proceeds from sales of common stock through employee equity plans	155	143	159	148
Repurchases of common stock	(478)	(352)	(1,227)	(356)
Stock repurchases for tax withholding on employee equity plans	(46)	(97)	(76)	(226)
Other	—	—	—	(1)
Net cash (used in) provided by financing activities of continuing operations	(1,319)	(1,056)	347	(1,185)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,606)	(77)	642	180
Cash, cash equivalents and restricted cash at beginning of period	6,059	4,190	3,811	3,933
Cash, cash equivalents and restricted cash at end of period	$4,453	$4,113	$4,453	$4,113

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,442	$4,113	$4,442	$4,113
Restricted cash included in Prepaid expenses and other current assets	11	—	11	—
Cash, cash equivalents and restricted cash at end of period	$4,453	$4,113	$4,453	$4,113

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Segment and Disaggregated Revenue Information(1)
Net Revenue:
Data Center Segment	$3,240	$3,674	$2,834	$6,914	$5,171
Client and Gaming Segment
Client	2,499	2,294	1,492	4,793	2,860
Gaming	1,122	647	648	1,769	1,570
Total Client and Gaming Segment	3,621	2,941	2,140	6,562	4,430
Embedded Segment	824	823	861	1,647	1,707
Total net revenue	$7,685	$7,438	$5,835	$15,123	$11,308

Operating Income (Loss):
Data Center Segment	$(155)	$932	$743	$777	$1,284
Client and Gaming Segment	767	496	166	1,263	403
Embedded Segment	275	328	345	603	687
All other	(1,021)	(950)	(985)	(1,971)	(2,069)
Total operating income (loss)	$(134)	$806	$269	$672	$305

Other Data
Capital expenditures	$282	$212	$154	$494	$296
Adjusted EBITDA (2)	$1,088	$1,954	$1,430	$3,042	$2,725
Cash, cash equivalents and short-term investments	$5,867	$7,310	$5,340	$5,867	$5,340
Free cash flow (3)	$1,180	$727	$439	$1,907	$818
Total assets	$74,820	$71,550	$67,886	$74,820	$67,886
Total debt	$3,218	$4,164	$1,719	$3,218	$1,719

(1) The Company operates as three operating segments, Data Center, Client and Gaming, and Embedded segments.

The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs) and Adaptive System-on-Chip (SoC) products for data centers.

The Client and Gaming segment primarily includes CPUs, APUs, and chipsets for desktops and notebooks, and discrete GPUs, semi-custom SoC products and development services.

The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.

From time to time, the Company may also sell or license portions of its IP portfolio.

All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangibles, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at contract manufacturer and restructuring charges.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Six Months Ended
(Millions) (Unaudited)	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP net income	$872	$709	$265	$1,581	$388
Interest expense	38	20	25	58	50
Other (income) expense, net	(98)	(39)	(55)	(137)	(108)
Income tax provision (benefit)	(834)	123	41	(711)	(11)
Equity income in investee	(8)	(7)	(7)	(15)	(14)
Stock-based compensation	369	364	346	733	717
Depreciation and amortization	189	175	166	364	328
Amortization of acquisition-related intangibles	568	567	603	1,135	1,225
Inventory loss at contract manufacturer	—	—	—	—	65
Acquisition-related and other costs	96	42	46	138	85
Income from discontinued operations, net of tax	(104)	—	—	(104)	—
Adjusted EBITDA	$1,088	$1,954	$1,430	$3,042	$2,725

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, inventory loss at contract manufacturer, acquisition-related and other costs, restructuring charges, and income from discontinued operations, net of tax. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of net income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow

	Three Months Ended			Six Months Ended
(Millions except percentages) (Unaudited)	June 28, 2025	March 29, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP net cash provided by operating activities of continuing operations	$1,462	$939	$593	$2,401	$1,114
Operating cash flow margin % from continuing operations	19%	13%	10%	16%	10%
Purchases of property and equipment	(282)	(212)	(154)	(494)	(296)
Free cash flow	$1,180	$727	$439	$1,907	$818
Free cash flow margin %	15%	10%	8%	13%	7%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities of continuing operations for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.